EXHIBIT "C" ATTACHED TO AND FORMING PART OF A SETTLEMENT AGREEMENT MADE EFFECTIVE AS OF NOVEMBER 1, 1994 BETWEEN SAN DIEGO GAS &
ELECTRIC COMPANY AND HUSKY OIL OPERATIONS LTD.

                           AMENDING AGREEMENT

    THIS AMENDING AGREEMENT made effective as of November 1, 1994.


BETWEEN:

    SAN DIEGO GAS & ELECTRIC COMPANY, a California corporation with its principal place of business in San
    Diego, California ("SDG&E")

                             OF THE FIRST PART
             - and -


    HUSKY OIL OPERATIONS LTD., an Alberta corporation, with its principal place of business in Calgary, Alberta ("Seller")

                             OF THE SECOND PART

          WHEREAS SDG&E and Seller are parties to a Natural Gas
Purchase Agreement made as of March 12, 1991 (the "Gas Purchase
Agreement"); and

          WHEREAS the parties wish to amend the Gas Purchase
Agreement in the manner hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

1.       The terms and expressions which are defined in the Gas
Purchase Agreement shall have the same meanings where used in this Amending Agreement except where the context otherwise requires.

2.       Subsection 1.1 is amended as follows:

    (a) Subsection 1.1(z) is deleted and replaced with the following:

        "(z)  "NOVA" means NOVA Gas Transmission Ltd."

    (b) Subsection 1.1(ii) is deleted and replaced with the following:

        "(ii) "SDG&E's Transporters" means those transporters operating pipeline facilities which are used to transport gas from the Delivery Point to the interconnection of the facilities of PG&E with SoCal's

         System; being the 1993 expansion facilities of ANG, PGT and PG&E;"

    (c) The following subsection 1.1(mm.1) is added after subsection 1.1(mm):

         "(mm.1) "SoCal's System" means the facilities owned and operated by SoCal for the transmission of natural gas and for the purposes of Article VI shall be deemed to interconnect with the facilities of PG&E at Kern River Station, California and deemed to interconnect with the facilities of El Paso and Transwestern at the California border near Blythe, California and Needles, California;"

    (d)  Subsection 1.1(qq) is deleted.

3.       Section 6.1 is amended as follows:

    (a) The definition of Contract Price is deleted and replaced with the following:

         "Contract Price = Reference Price - SDG&E's Unit
         Transportation Cost"

    (b)  The definition of Reference Price is amended by deleting
         "as set forth in Schedule "A" and indexed in the manner set forth in Schedule "A"" and inserting "as calculated pursuant to Appendix "A"."

    (c) Schedule "A" to the Gas Purchase Agreement is deleted and replaced with Appendix "A" attached hereto. Appendix A" is incorporated into and is a part of the Gas Purchase Agreement by this reference as though contained in the body of such Agreement.

    (d) The definition of SoCal Unit Transportation Cost is deleted.

    (e) The definition of SDG&E's Unit Transportation Cost is deleted and replaced with the following:

         "SDG&E's Unit Transportation Cost = in respect of any Month, SDG&E's unit cost (in $U.S./MMBtu), being the sum of all SDG&E's Transporters' fixed and variable charges or surcharges, net of any credits, that apply to the firm transportation of gas hereunder in such Month from the Delivery Point to SoCal's System, including any non-tariff costs such as shipper provided fuel and line loss. This unit cost will be the 100% load factor rate calculated based on an assumed full utilization of transportation capacity held on SDG&E's Transporters equal to the MDQ regardless of whether Seller delivered and SDG&E received less than the MDQ."

    (f)  The last paragraph of Section 6.1 is amended by deleting
         "the SoCal Unit Transportation Cost or".

4.       Section 6.3 is deleted and replaced with the following:

         "6.3  Rolled-in Rates.

              If FERC authorizes rolled-in rates on the PGT pipeline, the resulting transportation charges, including any surcharges associated with the restructuring of PG&E's Alberta and Southern Gas Co.
         Ltd. obligation:

         (a) shall be the responsibility of Seller if and to the extent it assumes SDG&E's present capacity rights on the PGT pipeline; or

         (b) shall continue to be otherwise included within the definition of "SDG&E's Unit Transportation Cost"."

5.       Section 7.1 is amended by:

    (a)  deleting "SoCal Unit Transportation Cost," and

    (b)  by replacing "WACOG" with "Base Price".

6. SDG&E and Seller each restate as being true and correct as of the date of this Amending Agreement each of the representations and warranties made by them and set forth in Article XII of the Gas Purchase Agreement.

7.       Section 15.1 is amended by:

    (a) in the fifth line by replacing "been unable" with "failed or will fail";

    (b) in the fourteenth line adding after "SDG&E's System" the words ", SoCal's System"; and

    (c) in the last line by replacing "is unable" with "has failed or will fail".

8. Section 15.2(c)(iv) is amended by replacing in the seventh line "is unable" with
         "has failed or will fail".

9. Section 17.1 is amended by replacing "assigns" with "permitted assigns".

10. Subsections 17.2(b), (c) and (d) are deleted and replaced by the following new subsections 17.2(b), (c), and (d), and an additional subsection 17.2(e) is added::

         (b) SDG&E shall not require Seller's consent under subsection (a) to assign all of its rights, obligations and interests in this Agreement to an affiliate of SDG&E that provides gas service to markets that includes core customers in San Diego County (the "Affiliate"). In such circumstances the Affiliate shall be bound by all of the terms and conditions of this Agreement and, notwithstanding such assignment, SDG&E shall continue to remain liable for all of the obligations of the Affiliate, whether such obligations arose prior to the effective date of the assignment, or arise from or after the effective date of the assignment unless and until the Affiliate can demonstrate to Seller's reasonable satisfaction the Affiliate's ability to meet all existing and continuing obligations under this Agreement.

         For the purposes of this subsection 17.2(b), the term
        "Affiliate" shall mean, with respect to any person, any
         other person (other than an individual) that, directly
         or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For the purposes of the foregoing definition, "control" means the direct or indirect ownership of more than 50% of the outstanding capital stock or other equity interests having ordinary voting power.

         (c) In the event that SDG&E reasonably believes that Seller's ability to meet its material obligations under this Agreement is materially impaired, SDG&E may, by written notice to Seller, require Seller to provide further assurances within ninety (90) days, which in SDG&E's reasonable judgment are adequate to provide comfort that Seller can continue to perform its material obligations hereunder. If Seller is unable to provide such assurances, SDG&E may upon thirty (30) days written notice terminate this Agreement.

         (d) In the event that Seller reasonably believes that SDG&E's ability to meet its material obligations under this Agreement is materially impaired, Seller may, by written notice to SDG&E, require SDG&E to provide further assurances within ninety (90) days, which in Seller's reasonable judgment are adequate to provide comfort that SDG&E can continue to perform its material obligations hereunder. If SDG&E is unable to provide such assurances, Seller may upon thirty (30) days written notice terminate this Agreement. This subsection (d) shall not apply to the assignment described in subsection 17.2(b).

         (e) For purposes of subsections 17(2)(c) and 17(2)(d), Seller shall mean both Seller and its permitted assigns and SDG&E shall mean both SDG&E and its permitted assigns."

11. The Seller's address for notices in Section 19.1 is deleted and replaced with the following:

         "To Seller:     Husky Oil Operations Ltd.
                         707 - 8th Avenue S.W.
                         P.O. Box 6525, Station "D"
                         Calgary, Alberta  T2P 2G7

                         Attention:  Manager, Natural Gas Supply
                                     and Marketing
                         Telecopy:  (403) 298-6093"

12. Section 22.2 is amended by replacing "assigns" with "permitted assigns".

13.       The following sections are added to Article XXII:

          "22.7 Time of Essence. Time shall be of the essence of this Agreement.

          22.8 Severability. If one or more provisions contained in this Agreement are invalid, illegal or unenforceable in any respect under any applicable law the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

          22.9 Preparation. This Agreement was prepared with each of the parties having access to its own counsel and the parties waive any claim they may have now or in the future based on this Agreement not having been prepared jointly by the parties or by either to the exclusion of the other.

14. This Amending Agreement was prepared with each of the parties having access to its own counsel and the parties waive any claim they may have now or in the future based on this Amending Agreement not having been prepared jointly by the parties or by either to the exclusion of the other.

15. This Amending Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an originally executed copy, and it shall not be necessary in making proof of the Amending Agreement to produce all of such counterparts.

16. Each party represents and warrants that the officer or officers signing this Amending Agreement on its behalf is authorized to do so.

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

17. This Amending Agreement shall be governed by and construed according to the laws of the Province of Alberta.

          IN WITNESS WHEREOF this Agreement is executed in multiple originals effective as of the date and year first above written.




SAN DIEGO GAS & ELECTRIC COMPANY     HUSKY OIL OPERATIONS LTD.


By:  ___________________________ By:  ____________________________

Name:  _________________________ Name: ___________________________

Title: _________________________ Title:___________________________


                                 By:  ____________________________

                                 Name: ___________________________

                                 Title:___________________________

APPENDIX "A" ATTACHED TO AND FORMING PART OF A GAS PURCHASE
AGREEMENT BETWEEN SAN DIEGO GAS & ELECTRIC COMPANY AND HUSKY OIL
OPERATIONS LTD. DATED MARCH 12, 1991 AS AMENDED BY AMENDING
AGREEMENT MADE EFFECTIVE AS OF NOVEMBER 1, 1994.

1.0 "Reference Price" for the Month = Base Price for the Month x 0.97

2.0 "Base Price" for the Month = Southwest Basin Index for the Month plus Southwest Transportation Cost for the Month.

3.0 The Reference Price and Base Price shall be rounded to four decimal places.

4.0     The terms and expressions which are defined in the Gas
        Purchase Agreement shall have the same meanings when used in this Appendix unless the context otherwise requires.

                   CALCULATION OF SOUTHWEST BASIN INDEX

5.0      "Southwest Basin Index" for the Month (expressed in
         $/MMBTU) = (0.70 x San Juan Index Price) plus (0.30 x
         Permian Index Price) as described in sections 6.0 and 6.1.

6.0      "San Juan Index Price" for the Month:

         (a) shall equal the index price of gas supply for deliveries from the San Juan basin into the El Paso system as published in the first issue of the current month by Inside FERC's Gas Market Report, in the table Prices of Spot Gas Delivered to Pipelines, El Paso Natural Gas Co. San Juan Basin (expressed in $/MMBTU);or

         (b) if the index described in section 6.0(a) is not published in the first issue of the current month, shall equal the first posted Contract Index as published by Natural Gas Intelligence, for deliveries from the San Juan basin into the El Paso system for the current month in the table
              Spot Gas delivered to Pipelines 30 Day Supply Transactions, Rocky Mountains, El Paso San
              Juan (expressed in $/MMBTU).

6.1       "Permian Index Price" for the Month:

         (a) shall equal the index price of gas supply for deliveries from the Permian basin into the Transwestern system as published in the first issue of the current month by Inside FERC's Gas Market Report, in the table "Prices of Spot Gas Delivered to Pipelines", Transwestern Pipeline Co. Permian Basin (expressed in $/MMBTU); or

         (b) If the index described in section 6.1(a) is not published in the first issue of the current month, shall equal the first posted Contract Index as published by Natural Gas Intelligence, for deliveries from the Permian basin into the Transwestern system for the current month in the table Spot Gas Prices Delivered to Pipelines, 30 Day Supply Transactions, West Texas/Permian Basin Transwestern (expressed in $/MMBTU).


              CALCULATION OF SOUTHWEST TRANSPORTATION COST

7.0 "Southwest Transportation Cost" for the Month (expressed in $/MMBTU) = Transportation Fuel Cost plus
          Transportation Variable Cost plus Transportation Fixed
          Cost.

                              1 of 6

           TRANSPORTATION FUEL COST

8.0       "Transportation Fuel Cost" for the Month (expressed in
          $/MMBTU) = (0.70 x El Paso Fuel Cost) plus (0.30 x
          Transwestern Fuel Cost) as described in sections 8.1 and 8.2.

8.1       "El Paso Fuel Cost" for the Month, (expressed in
          $/MMBTU) = [San Juan Index Price divided by (1 - EP % of Fuel Use)] minus San Juan Index Price where "EP % of Fuel Use" means the applicable figure published in the Firm Transportation Tariff, T-3, for the El Paso system, or any equivalent replacement or successor rate or rate schedule. Currently the EP % of Fuel Use is documented on Original Sheet No. 116 of Rate Schedule T-3 issued on May 23, 1994, paragraph 7a.

8.2       "Transwestern Fuel Cost" for the Month (expressed in
          $/MMBTU) = [Permian Index Price divided by (1 - TW % of
          Fuel Use)] minus Permian Index Price

          where "TW % of Fuel Use" means the applicable figure published in the Firm Transportation Tariff, FTS-1, for the Transwestern system, or any equivalent replacement or successor rate or rate schedule. Currently the TW % of Fuel Use is documented on 109th Revised Sheet No. 5 issued on August 31, 1994 in the column titled Maximum Fuel % for the East of Thoreau Receipt Point Area.

          TRANSPORTATION VARIABLE COST

9.0 "Transportation Variable Cost" for the Month (expressed in $/MMBTU) = (0.70 x El Paso Variable Cost) plus (0.30 x Transwestern Variable Cost) as described in sections
          9.1 and 9.2, but excluding Transportation Fuel Cost.

9.1 "El Paso Variable Cost" means all the transportation variable cost components of the Firm Transportation Tariff, T-3, including any present or future commodity or usage surcharges or any equivalent replacement or successor rate or rate schedule, from the San Juan basin to the interconnection with SoCal's System (expressed in $/MMBTU). Currently El Paso variable costs are documented on second revised sheet No. 23 issued on November 30, 1994 in the column titled Maximum Rate. The components are Mainline transportation from San Juan to California on line 1F, GRI surcharge on line 6, ACA surcharge on line 7 and Take-or Pay Surcharge on line 8.

9.2 "Transwestern Variable Cost" means all the ransportation variable cost components of the Firm Transportation Tariff, FTS-1, including any present or future commodity surcharges for the Transwestern system, or any equivalent replacement or successor rate or rate schedule, from the Permian basin to the interconnection with SoCal's System (expressed in $/MMBTU). Currently Transwestern variable costs are documented on 109th Revised Sheet No. 5 under the heading FTS-1 Commodity for the East of Thoreau Receipt point area.

          TRANSPORTATION FIXED COST

10.0      "Transportation Fixed Cost" for the Month (expressed in
          $/MMBTU) shall equal the greater of the Floor Cost as described in section 10.1 or Average Transportation
          Fixed Cost as described in section 10.2.

10.1      (a)  The "Floor Cost" for the Month (expressed in
               $/MMBTU) shall equal the lesser of:

               (i)  $0.15; or

              (ii) the Full As-Billed SW Firm Service Cost as described in section 10.1(b).

                               2 of 6

          (b)  The "Full As-Billed SW Firm Service Cost" for the
               Month (expressed in $/MMBTU) shall equal the sum of, all for the Month:

              (0.70 x El Paso Reservation Charge) plus (0.30 x
              Transwestern Reservation Charge).

          (c) "El Paso Reservation Charge" shall be as determined in section 10.3.

          (d) "Transwestern Reservation Charge" for the Month (expressed in $/MMBTU) means the reservation charge cost component of the Firm Transportation Tariff, FTS-1, including any present or future reservation surcharges for the Transwestern system, or any equivalent replacement or successor rate or rate schedule, from the Permian basin to the interconnection with SoCal's System. This charge is currently documented on 109th Revised Sheet No. 5 in the column headed MAXIMUM FTS-1 RESERVATION CHARGE for the East of Thoreau Receipt Point Area at the line labeled TOTAL RATE.

10.2      "Average Transportation Fixed Cost" for the Month
          (expressed in $/MMBTU) shall equal the quotient obtained by dividing the sum of the following products:

          (a)  El Paso Reservation Charge multiplied by El Paso
               Volume (both for the Month) as described in sections 10.3 and 10.4;

          (b)  New SW Contracted Fixed Rate multiplied by New SW
               Contracted Volume (both for the Month) as described in sections 10.5 and 10.6; and

          (c)  Other SW Deemed Fixed Rate multiplied by Other SW
               Volume (both for the Month) as described in sections 10.7 and 10.8;

           by Total SW Volume (for the Month) as described in
           section 10.9.

10.3 "El Paso Reservation Charge" for the Month (expressed in $/MMBTU) shall for the term of the Gas Purchase Agreement equal the reservation charge published in the Firm Transportation Tariff, T-3, including any present or future reservation surcharges for the El Paso system or any equivalent replacement or successor rate or rate schedule, from the San Juan basin to the interconnection with SoCal's System. The reservation charge currently includes the sum of Transportation Reservation Charge documented on First Revised Sheet No. 22, line 1G - California in the column titled Maximum Rate, plus the GRI Surcharge - High Load Factor documented on line 3A of the same page, plus the Washington Ranch Surcharge, as documented on Second Revised Sheet No. 29, in the line labeled California Reservation Surcharge, all divided by the number of days in the current month.

10.4 "El Paso Volume" for the Month (expressed in MMBTU's) shall equal the product of 10,300 MMBTU per day multiplied by the number of days in that Month.

10.5      (a)  The "New SW Contracted Fixed Rate" for the Month
               (expressed in $/MMBTU) shall equal the quotient obtained by dividing the sum of:

               (i) The reservation charge, including any present or future reservation surcharges, (expressed in $/MMBTU) as stated in each acquired capacity agreement or transportation contract of one year or longer for firm transportation service held by SDG&E to deliver gas from the San Juan or Permian basin on the El Paso or Transwestern systems to SoCal's System multiplied by the volume of gas actually transported under each such contract, by New SW Contracted Volume as described in
                section 10.6.

                The charges and volumes referenced in section
                10.2(a) and all charges and volumes referenced in
                section 10. 5(b) shall be excluded from this calculation.

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

          (b)  "Excluded Contracts" means:

               (i) Any firm service transportation capacity acquired by or for the account of SDG&E as the result of the Southern California Edison ITCS Proposal (OIR R.88-08-018, joint petition No.92-07-025) or similar proposals as approved or directed by the CPUC relating to the assignment or release to SDG&E of El Paso or Transwestern firm transportation service held by SoCal; and

              (ii) SDG&E's 90 Mmcf/d firm service transportation contract with SoCal which is comprised of transportation contracts Nos. EP98L8, EP98L2 and TW22513;

          (c) If SDG&E secures any acquired capacity agreement or transportation contract as described in section 10.5(a) that has (1) variable costs higher than (2) the applicable tariff variable costs in sections
               9.1 or 9.2, then the positive difference of (1) minus (2) will be added to and deemed part of the reservation charge of that contract in section 10.5(a). The resulting reservation charge cannot exceed the Full As-Billed SW Firm Service Cost as defined in section 10.1(b.)

10.6 "New SW Contracted Volume" for the Month (expressed in MMBTU's) shall equal the aggregate of the volumes of gas actually transported by SDG&E in the Month under the firm transportation service contracts described in section 10.5(a) and excluding only the El Paso Volume referred to in section 10.4 and Excluded Contracts' volumes as described in section 10.5(b).

10.7 "Other SW Deemed Fixed Rate" for the Month (expressed in $/MMBTU) shall equal the California Index minus
          (Transportation Fuel Cost plus Transportation Variable
          Cost plus Southwest Basin Index).

          The "California Index" for the Month (expressed in $/MMBTU) shall equal the current month Index under the line titled Southern CA Border on the table titled U.S. SPOT MARKET SUMMARY in the publication titled BTU's Daily Gas Wire in the first issue of the current month or if that index is not published for the current month then the replacement index will be: The California Border Contract Index Price on the table titled Spot Gas Prices Delivered to Pipelines 30 Day Supply Transactions from the publication Natural Gas Intelligence.

10.8 "Other SW Volume" for the Month (expressed in MMBTU's) shall equal the positive difference, if any, obtained by subtracting from Total SW Volume, as described in section 10.9, the sum of El Paso Volume plus New SW
          Contracted Volume.

10.9      "Total SW Volume" means the total quantity of gas
          (expressed in MMBTU's) received by SDG&E in the Month:

          (a) at the interconnection of the El Paso system and SoCal's System;

          (b) at the interconnection of the Transwestern system and SoCal's System.

10.10 If requested by Seller, SDG&E shall provide Seller with current copies of all firm acquired capacity agreements and transportation contracts, as amended from time to time, as described in section 10.5 and as applicable to the pricing terms of this Agreement.

          ARBITRATION

11.0      (a)  Subject to any other provisions of this Appendix:

              (i) if any published index or price, or any rate or tariff or other provision of the Gas Purchase
                   Agreement, including this Appendix, which is required to determine the Base Price:

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

                   (A)  ceases to be available or ascertainable;
                        or

                   (B) assumes a measure or value that is wholly inconsistent with the measure or value represented by the component in December, 1994; or

             (ii) if in the reasonable opinion of either party the Base Price no longer represents a price which is competitive with SDG&E's alternative southwest gas supplies

             (any of the circumstances described in (i) or (ii) shall, subject to section 11.0(b), be referred to as a "Pricing Event"),

     then either party may by notice in writing, within ninety
     (90) days of the Pricing Event, require the other party to meet and attempt in good faith to negotiate a replacement index, price, rate, tariff or mechanism in order that the Base Price will be:

            (iii)  competitive with the cost of SDG&E's
                   alternative southwest gas supplies; and

            (iv) insofar as possible, consistent with the pricing structure as set out in this Appendix;

            ((iii) and (iv) herein shall be referred to as the "Standard").

     (b) Notwithstanding the provisions of subsection 11.0(a), in no event shall:

              (i)  the concept of the Floor Cost as described in
                   section 10.1(a) (which may be zero or any other amount up to and including $0.15);

             (ii)  the amount set forth in section 10.1(a)(i); or

            (iii) the 70%/30% allocations contained in the calculation of the Base Price, so long as gas continues to be supplied to California from both the San Juan and Permian basins on the El Paso and Transwestern systems respectively;

                   be cause for a Pricing Event or subject to redetermination as part of any arbitration.

     (c) If the parties are unable to negotiate a replacement index, price, rate, tariff or mechanism within three (3) months following the provision of the notice referred to in section 11.0(a), the parties shall proceed to arbitration pursuant to the following provisions of this section.

     (d) The matter shall be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre. The appointing authority shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "procedures for cases under the BCICAC Rules". The place for arbitration shall be Vancouver, British Columbia, Canada.

     (e) Any such arbitration shall be limited to determining a replacement index, price, rate, tariff or mechanism which will result in a Base Price formula which will meet the Standard. If the arbitrator determines that no appropriate replacement index, price, rate, tariff or mechanism exists then the arbitrator shall determine a Base Price to apply to the Gas Purchase Agreement which will meet the Standard.

     (f) Upon a replacement index, price, rate, tariff, mechanism or Base Price being determined by negotiation or arbitration, the Base Price and Contract Price shall be adjusted to reflect the difference, if any, for the applicable month or months following the month of the Pricing Event and any payment adjustment will be recovered in the first payment period immediately following

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          that determination and shall include interest accrued as
          if the adjustment was a Disputed Amount under Article 7 of the Gas Purchase Agreement.

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